      As filed with the Securities and Exchange Commission on June 7, 1999
                                                      Registration No. 333-79039
        ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                               Amendment No. 1 to


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                         MARTIN MARIETTA MATERIALS, INC.
             (Exact name of registrant as specified in its charter)

         North Carolina                                          56-1848578
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                                2710 Wycliff Road
                          Raleigh, North Carolina 27607
                    (Address of principal executive offices)

                          ----------------------------

                         Martin Marietta Materials, Inc.
                             Stock-Based Award Plan
                            (Full title of the plan)

                          -----------------------------

                                Bruce A. Deerson
                       Vice President and General Counsel
                         Martin Marietta Materials, Inc.
                                2710 Wycliff Road
                          Raleigh, North Carolina 27607
                                 (919) 781-4550
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                    PART II

Item 8.           Exhibits.

        *4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31,
                  1994).

        *4.2 Rights Agreement, dated as of October 21, 1996, between Martin Marietta Materials, Inc., a North Carolina corporation, and First Union National Bank of North Carolina, a North Carolina corporation (incorporated by reference to Exhibit 1 to the Martin Marietta Materials, Inc. Registration Statement on Form 8-A, filed October 21, 1996.)

        *5.       Opinion of  Robinson, Bradshaw & Hinson, P.A.

        *24(a)(1) Consent of Ernst & Young, LLP

         24(a)(2) Consent of Ernst & Young, LLP

        *24(b).   Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                  Exhibit 5)


         24(c).   Consent of PricewaterhouseCoopers, LLP


        *25.      Powers of Attorney (reference is made to signature page).

---------------------
*Previously filed.

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Bruce A. Deerson and Roselyn R. Bar, jointly and severally, as his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, jointly and severally, full power and authority to do and perform each in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, jointly and severally, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                              Date
             ---------                           -----                              ----

/s/ Stephen P. Zelnak, Jr.                  Chairman of the Board,              June 7, 1999
-----------------------------               President and Chief
Stephen P. Zelnak, Jr.                      Executive Officer

/s/ Janice K. Henry                         Senior Vice President,              June 7, 1999
-----------------------------               Chief Financial Officer
Janice K. Henry                             and Treasurer

/s/ Anne H. Lloyd                           Vice President, Controller          June 7, 1999
-----------------------------               and Chief Accounting Officer
Anne H. Lloyd

/s/ Richard G. Adamson*                     Director                            June 7, 1999
-----------------------------
Richard G. Adamson

/s/ Marcus C. Bennett*                      Director                            June 7, 1999
-----------------------------
Marcus C. Bennett

/s/ Bobby F. Leonard*                       Director                            June 7, 1999
-----------------------------
Bobby F. Leonard

/s/ Frank H. Menaker, Jr.*                  Director                            June 7, 1999
-----------------------------
Frank H. Menaker, Jr.

/s/ William E. McDonald*                    Director                            June 7, 1999
-----------------------------
William E. McDonald

/s/ James M. Reed*                          Director                            June 7, 1999
-----------------------------
James M. Reed

/s/ William B. Sansom*                      Director                            June 7, 1999
-----------------------------
William B. Sansom

/s/ Richard A. Vinroot*                     Director                            June 7, 1999
-----------------------------
Richard A. Vinroot


*By: /s/ Roselyn R. Bar
     ------------------------
     Roselyn R. Bar
     Attorney-in-Fact

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina.

                                          MARTIN MARIETTA MATERIALS, INC.


Dated:  June 7, 1999


                                          By: /s/ Bruce A. Deerson
                                              ----------------------------------
                                              Bruce A. Deerson
                                              Vice President and General Counsel

                                INDEX TO EXHIBITS


       Item No.                  Description of Item                   Page
       --------                  -------------------                   ----

        *4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31,
                  1994).

        *4.2 Rights Agreement, dated as of October 21, 1996, between Martin Marietta Materials, Inc., a North Carolina corporation, and First Union National Bank of North Carolina, a North Carolina corporation (incorporated by reference to Exhibit 1 to the Martin Marietta Materials, Inc. Registration Statement on Form 8-A, filed October 21, 1996.)

        *5        Opinion of Robinson, Bradshaw & Hinson, P.A.

        *24(a)(1) Consent of Ernst & Young, LLP

         24(a)(2) Consent of Ernst & Young, LLP

        *24(b)    Consent of Robinson, Bradshaw & Hinson, P.A. (See Exhibit 5)


         24(c)    Consent of PricewaterhouseCoopers, LLP

        *25       Powers of Attorney

---------------------
*Previously filed.